UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported):     January 20, 1998
                              (December 30, 1997)

Commission File Number              0-11655

                                NTS-PROPERTIES IV
             (Exact name of registrant as specified in its charter)

         Kentucky                                  61-1026356
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

   10172 Linn Station Road
   Louisville, Kentucky                                40223
(Address of principal executive                     (Zip Code)
offices)

Registrant's telephone number,
including area code                                (502) 426-4800

                              Not Applicable
           Former name, former address and former fiscal year,
                       if changed since last report




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Item 5. Other Items

On December 30, 1997, Full Sail Recorders, Inc., a tenant at the University Boulevard office development in Orlando, Florida (Full Sail), delivered written notice to the Partnership that Full Sail had (i) exercised its right of first refusal under its lease with NTS-Properties V to purchase the University I office building and the Phase III vacant land, and (ii) exercised its right of first refusal under its lease with NTS University Boulevard Joint Venture to purchase the University II office building, for an aggregate purchase price for all three of $18,700,000. Full Sail exercised its right of first refusal under the leases in response to a letter of intent to purchase University I, University II and the Phase III land which was previously received by the Partnership from an unaffiliated buyer. Under its right of first refusal, Full Sail must purchase the properties on the same terms and conditions as contemplated by the letter of intent. Full Sail agreed in its notice to the Partnership to proceed to negotiate in good faith a definitive purchase agreement for the properties. Because no binding agreement exists for the purchase of these properties at this time, there can be no assurance that a mutual agreement of purchase and sale will be reached among the parties, nor that the sale of the properties will be consummated. The University II office building is owned by the Lakeshore/University II Joint Venture, the successor to NTS University Boulevard Joint Venture, in which the Partnership owns an 18% joint venture interest. Under the terms of the right of first refusal, the closings of the sale of University I, University II and the Phase III vacant land are to occur simultaneously. The Partnership has not determined the use of net proceeds from any such sale.

On February 1, 1996, NTS-Properties IV (the "Partnership") established an Interest Repurchase Reserve pursuant to Section 16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership. The Partnership notified the limited partners by letter on February 1, 1996 of the establishment of the Interest Repurchase Reserve of $297,450 to acquire up to 1,983 Units and the opportunity to request that the Partnership repurchase Units at $150 per Unit. The authorized units were repurchased. Subsequently, additional fundings were authorized and units repurchased. The most recent funding of $45,000 to repurchase 300 units at $150 per Unit occurred in November 1997. The authorized units were repurchased on a first-come, first-served basis until the program was oversubscribed.

As of January 13, 1998, NTS-Properties IV has elected to fund an additional amount of $60,000 to its Interest Repurchase Reserve. With this funding, the Partnership will be able to repurchase up to 400 additional Units at a price of $150 per Unit. The first units to be repurchased will be those previously submitted and not repurchased with earlier Interest Repurchase Reserve fundings to the extent that those unit holders reconfirm their desire to sell their units. If the number of Units submitted for repurchase exceeds that which can be repurchased by the Partnership with the remaining balance of the current funding, those additional Units may be repurchased in subsequent quarters. The above offering price per Unit was established by the General Partner in its sole discretion and does not purport to represent the fair market value or liquidation value of the Unit.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the NTS Mortgage Income Fund has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        NTS-Properties IV., Ltd.
                                               (Registrant)
                                        By:NTS-Properties Associates IV,
                                            General Partner
                                            By: NTS Capital Corporation,
                                                General Partner

                                            /s/ John W. Hampton

                                                John W. Hampton
                                                Senior Vice President






Date: January 20, 1998


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